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Exhibit 13.1

Certification pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of TeliaSonera AB (the "Company") for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Anders Igel, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  1)
  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act of 1934, as amended; and

  2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ANDERS IGEL
Name:	Anders Igel
Title:	President and Chief Executive Officer
Date:	April 19, 2004

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002